UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 24, 2021
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

Management and the Audit Committee of the Board of Directors (the "Audit Committee") of Essential Properties Realty Trust, Inc. (the "Company") have completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2021. The Audit Committee invited several firms to participate in this process, including Ernst & Young LLP ("EY"). EY has served as the Company's independent registered public accounting firm since 2017.

As a result of this process, on March 24, 2021, the Audit Committee approved the engagement of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm, effective immediately upon completion of their client acceptance process, and dismissed EY from that role.

EY's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through March 24, 2021, there were: (i) no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement(s) in its audit reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of EY's letter dated March 30, 2021 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through March 24, 2021, neither the Company nor anyone acting on its behalf has consulted Grant Thornton regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or "reportable event," as those terms are defined in Item304(a)(1) of Regulation S-K.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated March 30, 2021 from Ernst & Young LLP to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2021	ESSENTIAL PROPERTIES REALTY TRUST, INC.

	By:	/s/ Mark E. Patten
Mark E. Patten
Chief Financial Officer, Treasurer and Executive Vice President